                                                                     Exhibit 5.1


                                February 26, 2002

Board of Directors
Environmental Elements Corporation
3700 Koppers Street
Baltimore, MD  21227

Ladies and Gentlemen:

               This firm has acted as counsel to Environmental Elements Corporation, a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on the date hereof (the "Registration Statement"), of 650,000 shares (the "Shares") of common stock, par value $.01 per share of the Company (the "Common Stock"), to be granted pursuant to the Environmental Elements Corporation 1998 Stock Option Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (s)229.601(b)(5) in connection with such registration.

               For purposes of this opinion letter, we have examined copies of the following documents:

               1.   An executed copy of the Registration Statement.

               2. The Plan as adopted by the Board of Directors of the Company and as certified by the Senior Vice President and Chief Financial Officer of the Company on the date hereof as being complete, accurate and in effect.

               3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on January 25, 2002 and by the Senior Vice President and Chief Financial Officer of the Company on the date hereof as being complete, accurate, and in effect.

               4. The Bylaws of the Company, as certified by the Senior Vice President and Chief Financial Officer of the Company on the date hereof as being complete, accurate, and in effect.

               5. Resolutions of the Board of Directors of the Company adopted at meetings held on June 3, 1998 and April 5, 2001, as certified by the Senior Vice President and Chief Financial Officer of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the approval of the Plan.

               6. A certificate of the Secretary of the Company, dated February 13, 2002, certifying that the Stockholders approved the proposal to adopt the Plan and to reserve 300,000 shares for issuance at an annual meeting held on July 31, 1998, as certified by the Senior Vice President and Chief Financial Officer of the Company on the date hereof as being complete, accurate, and in effect.

               7. A Certificate and Report of Inspector of Elections for the August 3, 2001 Stockholders Meeting indicating the Stockholders approved an amendment to the Plan to increase the number of shares reserved for issuance from 300,000 to 650,000 shares, as certified by the Senior Vice President and Chief Financial Officer of the Company on the date hereof as being complete, accurate, and in effect.

               8. A certificate of the Senior Vice President and Chief Financial Officer of the Company, dated the date hereof, as to certain facts relating to the Company.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

               Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan, will be validly issued, fully paid, and non-assessable.

               This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

               We hereby consent to the filing of this opinion letter as Exhibit
5.01 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                                /s/ HOGAN & HARTSON L.L.P.

                                                HOGAN & HARTSON L.L.P.